UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 14, 2013

Life Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-25317	33-0373077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5791 Van Allen Way, Carlsbad, CA		92008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 603-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 14, 2013, Life Technologies Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Thermo Fisher Scientific Inc., a Delaware corporation (“Thermo Fisher”), and Polpis Merger Sub Co., a Delaware corporation and a wholly owned subsidiary of Thermo Fisher (“Merger Sub”), providing for, subject to the satisfaction or waiver of specified conditions, the acquisition of the Company by Thermo Fisher at a price of $76 per share in cash, subject to adjustment as described below (the “Merger Consideration”). Subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Thermo Fisher.

At the effective time of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time (other than shares owned by (i) the Company or Thermo Fisher (which will be cancelled) or their respective wholly owned subsidiaries (which will be cancelled or converted into stock of the surviving corporation) or (ii) stockholders who have properly exercised and perfected appraisal rights under Delaware law) will be converted into the right to receive $76 in cash, without interest. If the Merger does not close by January 14, 2014, by reason of the failure to obtain certain required antitrust approvals or the issuance or enactment by a governmental authority of an order or law prohibiting or restraining the Merger (and such prohibition or restraint is in respect of an antitrust law), the cash price per share will increase by $0.0062466 per day during the period commencing on, and including, January 14, 2014, and ending on, and including, the closing date.

As a result of the Merger, each vested and unvested outstanding stock option under the Company’s equity plans will be canceled in exchange for the right to receive an amount in cash equal to the excess of the Merger Consideration over the exercise price for such stock option. Certain outstanding restricted stock unit awards under the Company’s equity plans that are scheduled to vest prior to January 1, 2015 based solely on the continued service of the holder will vest and be converted into the right to receive an amount in cash equal to the Merger Consideration, payable in accordance with the terms of the applicable equity award agreement. Certain outstanding restricted stock unit awards under the Company’s equity plans, including those that are scheduled to vest after January 1, 2015 based solely on the continued service of the holder and restricted stock unit awards that are nonqualified deferred compensation, will be assumed by Thermo Fisher and converted into the right to receive an amount in cash equal to the Merger Consideration, and will vest and become payable following the Merger in accordance with the terms of the applicable equity award agreement. Each outstanding restricted stock unit award under the Company’s equity plans that is subject to performance-based vesting will vest in full as of the effective time of the Merger at the level determined in accordance with the terms of the applicable equity award agreement and will be canceled in exchange for the right to receive an amount in cash equal to the Merger Consideration, payable in accordance with the terms of the applicable award agreement. In addition, each stock unit credited to a participant’s account in the Company’s deferred compensation plan will vest and be converted into the right to receive an amount in cash equal to the Merger Consideration, payable in accordance with the terms of the Company’s deferred compensation plan.

The Merger Agreement contains customary representations and warranties from both the Company and Thermo Fisher, and also contains customary covenants, including covenants providing for each of the parties to use its reasonable best efforts to cause the Merger to be consummated, and covenants requiring the Company (i) subject to certain exceptions, to carry on its business in all material respects in the ordinary course of business consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) not to initiate, solicit or knowingly facilitate or encourage the making of any inquiries or proposals relating to alternate transactions or, subject to certain exceptions, engage in any discussions or negotiations with respect thereto. The Merger Agreement generally requires each party to take all actions necessary to resolve objections under any antitrust law, except that Thermo Fisher is not required to take any action to obtain antitrust approvals that would, or would reasonably be expected to, individually or in the aggregate, result in a material adverse effect on Thermo Fisher or on the Company and its subsidiaries (including, after the closing of the Merger, the surviving corporation and its subsidiaries), in each case measured on a scale relative to Thermo Fisher and its subsidiaries, taken as a whole.

The Merger Agreement states that Thermo Fisher intends to maintain the “Life Technologies” name as a brand of the combined company following the closing of the Merger, and to nominate at least one member of the Company’s board of directors, selected by Thermo Fisher, for appointment to Thermo Fisher’s board of directors at the effective time of the Merger.

The Merger Agreement contains certain termination rights and provides that, upon termination of the Merger Agreement under specified circumstances, including, but not limited to, a change in the recommendation of the board of directors of the Company or a termination of the Merger Agreement by the Company to enter into an agreement for a “superior proposal”, the Company will pay Thermo Fisher a cash termination fee of $485 million.

The completion of the Merger is subject to certain customary conditions, including the adoption of the Merger Agreement by the Company’s stockholders, the receipt of certain required antitrust approvals, and the absence of any law or order prohibiting or restraining the Merger. Each of the Company’s and Thermo Fisher’s obligation to complete the Merger is also subject to certain additional customary conditions, including (i) subject to certain materiality qualifiers, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement, and (iii), in the case of Thermo Fisher’s obligations to complete the Merger, there not having been any effect, change, event, circumstance, or occurrence that has had or would reasonably be expected to have a Material Adverse Effect (as such term is defined in the Merger Agreement) on the Company. The Merger is not conditioned upon Thermo Fisher’s receipt of financing.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about Thermo Fisher, the Company or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Thermo Fisher, the Company or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

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Cautionary Statement Regarding Forward-Looking Statements

Any statements in this communication about Life Technologies’ expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance, including statements regarding the proposed acquisition of Life Technologies by Thermo Fisher, the expected timetable for completing the transaction, benefits and synergies of the transaction and future opportunities for the combined company and products and securities, that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “positioned,” “strategy,” “outlook” and similar expressions. Accordingly, all such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements, are the following: the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of stockholder approval; court approval or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate Life Technologies’ operations into those of Thermo Fisher; such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of Life Technologies may be difficult; Thermo Fisher and Life Technologies are subject to intense competition and increased competition is expected in the future; fluctuations in foreign currencies could result in transaction losses and increased expenses; general economic conditions that are less favorable than expected. Additional information and other factors are contained in Life Technologies’ Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and recent current reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”). Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by Life Technologies, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this communication, and Thermo Fisher and Life Technologies undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Life Technologies by Thermo Fisher. In connection with the proposed acquisition, Life Technologies intends to file relevant materials with the SEC, including Life Technologies’ proxy statement in preliminary and definitive form. Stockholders of Life Technologies are urged to read all relevant documents filed with the SEC, including Life Technologies’ definitive proxy statement, because they will contain important information about the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s web site, http://www.sec.gov, or for free from Life Technologies by contacting (760) 603-7208 or ir@lifetech.com. Such documents are not currently available.

Participants in Solicitation

Thermo Fisher and its directors and executive officers, and Life Technologies and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Life Technologies common stock in respect of the proposed transaction. Information about the directors and executive officers of Life Technologies is set forth in the proxy statement for Life Technologies’ 2013 Annual Meeting of stockholders, which was filed with the SEC on March 15, 2013. Information about the directors and executive officers of Thermo Fisher is set forth in its proxy statement for Thermo Fisher’s 2013 Annual Meeting of stockholders, which was filed with the SEC on April 9, 2013. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition (once available).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of April 14, 2013, among Life Technologies Corporation, Thermo Fisher Scientific Inc. and Polpis Merger Sub Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE TECHNOLOGIES CORPORATION

Date: April 16, 2013

	By:	/s/ John A. Cottingham
Name: John A. Cottingham Title: Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 14, 2013, among Life Technologies Corporation, Thermo Fisher Scientific Inc. and Polpis Merger Sub Co.